Exhibit 24

POWER OF ATTORNEY

The undersigned directors of FS Credit Real Estate Income Trust, Inc. hereby constitute and appoint Michael C. Forman and William Goebel, and each of them with full power to act without the other and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute in our name and on our behalf in the capacities indicated below, this Registration Statement on Form S-11 (Registration No. 333-216037) and any and all amendments thereto, including post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and thereby ratify and confirm that all such attorneys-in-fact, or any of them, or their substitutes shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ David J. Adelman David J. Adelman	Director	March 23, 2018

/s/ Jack A. Markell Jack A. Markell	Director	March 23, 2018